                                             EXECUTION COPY




===============================================================================










                                CREDIT AGREEMENT


                                     among


                            KIMCO REALTY CORPORATION


                              The Several Lenders
                        from Time to Time Parties Hereto


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                              as Syndication Agent




                          Dated as of August 21, 1998


                             CHASE SECURITIES INC.,
                          as Arranger and Book Manager


===============================================================================

                               TABLE OF CONTENTS

                                                                                                                 Page

SECTION 1.  DEFINITIONS.........................................................................................  1
         1.1  Defined Terms.....................................................................................  1
         1.2  Other Definitional Provisions..................................................................... 23

SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES............................................................... 24
         2.1  Facility A Commitments............................................................................ 24
         2.2  Facility B Commitments............................................................................ 26
         2.3  Optional Prepayments.............................................................................. 29
         2.4  Conversion and Continuation Options............................................................... 29
         2.5  Fees.............................................................................................. 30
         2.6  Interest Rates and Payment Dates.................................................................. 31
         2.7  Computation of Interest and Fees.................................................................. 31
         2.8  Inability to Determine Interest Rate; Unavailability of C/D Rate Option........................... 32
         2.9  Pro Rata Treatment and Payments................................................................... 32
         2.10  Illegality....................................................................................... 33
         2.11  Requirements of Law.............................................................................. 34
         2.12  Taxes............................................................................................ 36
         2.13  Indemnity........................................................................................ 38
         2.14  Change of Lending Office......................................................................... 38
         2.15  Replacement of Lenders under Certain Circumstances............................................... 38
         2.16  Facility B Extension Procedure................................................................... 39

SECTION 3.  LETTERS OF CREDIT................................................................................... 39
         3.1.  L/C Commitment................................................................................... 39
         3.2.  Procedure for Issuance of Letters of Credit...................................................... 40
         3.3.  Fees and Other Charges........................................................................... 40
         3.4.  L/C Participations............................................................................... 40
         3.5.  Reimbursement Obligation of the Borrower......................................................... 41
         3.6.  Obligations Absolute............................................................................. 42
         3.7.  Letter of Credit Payments........................................................................ 42
         3.8.  Applications..................................................................................... 43
         3.9.  Subsidiary Account Party......................................................................... 43

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................... 43
         4.1  Financial Condition............................................................................... 43
         4.2  No Change......................................................................................... 44
         4.3  Corporate Existence; Compliance with Law.......................................................... 44
         4.4  Corporate Power; Authorization; Enforceable Obligations........................................... 44
         4.5  No Legal Bar...................................................................................... 45
         4.6  No Material Litigation............................................................................ 45
         4.7  No Default........................................................................................ 45
         4.8  Ownership of Property............................................................................. 45
         4.9  Intellectual Property............................................................................. 45
         4.10  No Burdensome Restrictions....................................................................... 45
         4.11  Taxes............................................................................................ 46
         4.12  Federal Regulations.............................................................................. 46
         4.13  ERISA............................................................................................ 46
         4.14  Investment Company Act; Other Regulations........................................................ 46
         4.15  Subsidiaries..................................................................................... 47
         4.16  Purpose of Loans................................................................................. 47
         4.17  Environmental Matters............................................................................ 47
         4.18  Year 2000 Matters................................................................................ 48
         4.19  Insurance........................................................................................ 48


         4.20  Condition of Properties.......................................................................... 48
         4.21  Benefit of Loans................................................................................. 49
         4.22  REIT............................................................................................. 49

SECTION 5.  CONDITIONS PRECEDENT................................................................................ 49
         5.1  Conditions to Initial Extension of Credit......................................................... 49
         5.2  Conditions to Each Extension of Credit............................................................ 50

SECTION 6.  AFFIRMATIVE COVENANTS............................................................................... 51
         6.1  Financial Statements.............................................................................. 51
         6.2  Certificates; Other Information................................................................... 52
         6.3  Payment of Obligations............................................................................ 52
         6.4  Maintenance of Existence, etc..................................................................... 52
         6.5  Maintenance of Property; Insurance................................................................ 53
         6.6  Inspection of Property; Books and Records; Discussions............................................ 53
         6.7  Notices........................................................................................... 53
         6.8  Environmental Laws................................................................................ 54

SECTION 7.  NEGATIVE COVENANTS.................................................................................. 54
         7.1  Financial Covenants............................................................................... 55
         7.2  Limitation on Fundamental Changes................................................................. 55
         7.3  Limitation on Restricted Payments................................................................. 56
         7.4  Limitation on Investments, Loans and Advances..................................................... 56
         7.5  Limitation on Transactions with Affiliates........................................................ 57
         7.6  Limitation on Changes in Fiscal Year.............................................................. 57
         7.7  Limitation on Lines of Business, Issuance of Commercial Paper, Creation of Subsidiaries,
                  Negative Pledges.............................................................................. 57

SECTION 8.  EVENTS OF DEFAULT................................................................................... 58

SECTION 9.  THE ADMINISTRATIVE AGENT............................................................................ 61
         9.1  Appointment....................................................................................... 61
         9.2  Delegation of Duties.............................................................................. 62
         9.3  Exculpatory Provisions............................................................................ 62
         9.4  Reliance by Administrative Agent.................................................................. 62
         9.5  Notice of Default................................................................................. 63
         9.6  Non-Reliance on Administrative Agent and Other Lenders............................................ 63
         9.7  Indemnification................................................................................... 63
         9.8  Administrative Agent in Its Individual Capacity................................................... 64
         9.9  Successor Administrative Agent.................................................................... 64
         9.10  The Syndication Agent, the Arranger and the Book Manager......................................... 64

SECTION 10.  MISCELLANEOUS...................................................................................... 65
         10.1  Amendments and Waivers........................................................................... 65
         10.2  Notices.......................................................................................... 65
         10.3  No Waiver; Cumulative Remedies................................................................... 66
         10.4  Survival of Representations and Warranties....................................................... 66
         10.5  Payment of Expenses and Taxes.................................................................... 66
         10.6  Successors and Assigns........................................................................... 67
         10.7  Participations................................................................................... 67
         10.8  Assignments...................................................................................... 68
         10.9  The Register; Disclosure; Pledges to Federal Reserve Banks....................................... 69
         10.10  Commitment Increases............................................................................ 70
         10.11  Adjustments; Set-off............................................................................ 71
         10.12  Counterparts.................................................................................... 71

         10.13  Severability.................................................................................... 72
         10.14  Integration..................................................................................... 72
         10.15  GOVERNING LAW................................................................................... 72
         10.16  Submission To Jurisdiction; Waivers............................................................. 72
         10.17  Acknowledgements................................................................................ 73
         10.18  WAIVERS OF JURY TRIAL........................................................................... 73
         10.19  Confidentiality................................................................................. 73

SCHEDULES
---------
SCHEDULE 1.1A     Names and Commitments of Lenders
SCHEDULE 1.1B     Income REIT
SCHEDULE 3.9      Existing Letter of Credit
SCHEDULE 4.1      Certain Financial Disclosure
SCHEDULE 4.15     Subsidiaries
SCHEDULE 4.19     Condemnation Proceedings

EXHIBITS
--------
EXHIBIT A-1       Form of Facility A Revolving Credit Note
EXHIBIT A-2       Form of Facility B Revolving Credit Note
EXHIBIT B                  Form of Assignment and Acceptance
EXHIBIT C                  Form of Subsidiary Guarantee
EXHIBIT D                  Form of Closing Certificate
EXHIBIT E                  Form of Opinion of Robert P. Schulman, Esq.
EXHIBIT F                  Form of Compliance Certificate
EXHIBIT G-1       Form of New Lender Supplement
EXHIBIT G-2       Form of Commitment Increase Supplement

CREDIT AGREEMENT, dated as of August 21, 1998, among KIMCO REALTY CORPORATION, a Maryland corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), and THE FIRST NATIONAL BANK OF CHICAGO, as syndication agent (in such capacity, the "Syndication Agent").


                  The parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the ABR.

                  "Adjusted Net Income": for any period, Consolidated Net Income; provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) unless otherwise expressly provided herein, the earnings of any Unconsolidated Subsidiary or Joint Venture.

                  "Administrative Agent":  as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
         (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Affiliated Entities": the collective reference to Subsidiaries of the Borrower and Joint Ventures.

                  "Aggregate Outstanding Facility B Extentions of Credit": as to any Facility B Lender at any time, an amount equal to the sum of
         (a) the aggregate principal amount of all Facility B Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Facility B Commitment Percentage of the L/C Obligations then outstanding.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": with respect to each Revolving Credit Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:


                                 Level I         Level II       Level III        Level IV          Level V
                                 Status           Status          Status          Status           Status
  Eurodollar Loans,
C/D Rate Loans and                0.45%           0.50%           0.80%            1.00%            1.50%
Money Market Loans

  ABR Loans                        0%               0%              0%              0%              0.50%

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Available Facility A Commitment": as to any Facility A Lender, at any time of determination, an amount equal to such Lender's Facility A Commitment at such time minus the aggregate principal amount of the Facility A Revolving Credit Loans made by such Lender then outstanding.

                  "Available Facility B Commitment": as to any Facility B Lender, at any time of determination, an amount equal to such Lender's Facility B Commitment at such time minus such Lender's Aggregate Outstanding Facility B Extensions of Credit at such time.

                  "Board": the Board of Governors of the Federal Reserve System (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.1(d) or 2.2(d) as a date on which the Borrower requests the Lenders to make Revolving Credit Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan with respect to which the Eurodollar Rate is determined based upon the Telerate screen in accordance with the definition of Eurodollar Rate, "Business Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                                                                              5
                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the date of acquisition and (v) investments in money market funds that have assets in excess of $2,000,000,000, are managed by recognized and responsible institutions and invest all of their assets in (x) obligations of the types referred to in clauses (i), (ii),
         (iii) and (iv) above and (y) commercial paper having at least the rating described in clause (iv) above and maturing within 270 days after the date of acquisition.

                  "C/D Assessment Rate": for any day as applied to any C/D Rate Loan or any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Base Rate": with respect to each day during each Interest Period pertaining to a C/D Rate Loan, the rate of interest per annum notified to the Administrative Agent by Chase as the average rate bid at 9:00 A.M., New York City time, or as soon thereafter as practicable, on the first day of such Interest Period by a total of three certificate of deposit dealers of recognized standing selected by Chase for the purchase at face value from Chase of its certificates of deposit in an amount comparable to the C/D Rate Loan of Chase to which such Interest Period applies and having a maturity comparable to such Interest Period.

                  "C/D Rate": with respect to each day during each Interest Period pertaining to a C/D Rate Loan, a rate per annum determined for such day (rounded upward to the nearest 1/100th of 1%) equal to the C/D Base Rate plus the C/D Assessment Rate.

                  "C/D Rate Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the C/D Rate.

                  "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "C/D Tranche": the collective reference to C/D Rate Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Chase":  The Chase Manhattan Bank.

                  "Closing Date":  August 21, 1998.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's aggregate Commitments then constitutes of the aggregate Commitments of all Lenders (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans of all Lenders then outstanding).

                  "Commitments": the collective reference to the Facility A Commitments and the Facility B Commitments.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Confidential Memorandum": the Confidential Memorandum, dated July 1998, with respect to the Borrower and the credit facilities contained herein.

                  "Consolidated Net Income": for any period, consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Distributable": with respect to any Unconsolidated Subsidiary or Joint Venture, the circumstance that earnings or other comparable amounts with respect thereto may be paid without restriction (whether pursuant to a Contractual Obligation, restrictions in any relevant organizational documents, applicable Requirements of Law or otherwise) to the Borrower or any of its consolidated Subsidiaries to the extent of the Borrower's Pro Rata Interest therein.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower, any Subsidiary or any Joint Venture or any of their respective assets or properties.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate per annum notified to the Administrative Agent by Chase as the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Credit Agreement": the Credit Agreement, dated as of June 30, 1994, as amended and restated as of June 26, 1997, as amended, among the Borrower, the several banks and financial institutions from time to time a party thereto, The Chase Manhattan Bank and The First National Bank of Chicago, as Co-Managers, and the Administrative Agent.

                  "Facility A Commitment": as to any Lender, the obligation of such Lender (if any) to make Facility A Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A, as such amount may be changed from time to time in accordance with the provisions of this Agreement. It is understood and agreed that, on the Closing Date, the "Facility A Commitment" of each "Lender" under the Existing Credit Agreement shall automatically terminate pursuant to Section 2.1(f) of the Existing Credit Agreement (with the Lenders parties hereto that are "Lenders" under the Existing Credit Agreement waiving, pursuant to a Required Lender vote in accordance with Section 10.1 of the Existing Credit Agreement, any advance notice required to be delivered by the Borrower in connection with such termination) and be concurrently replaced by the Facility A Commitment of each Lender as described above.

                  "Facility A Commitment Fee":  as defined in Section 2.5(a).

                  "Facility A Commitment Fee Rate": the applicable percentage per annum set forth below based upon Status on the date of the relevant Facility A Commitment Fee payment:


                           Level I          Level II          Level III         Level IV         Level V
                           Status           Status            Status            Status           Status

                           0.20%            0.20%             0.20%             0.25%            0.30%


                  "Facility A Commitment Percentage": as to any Facility A Lender at any time, the percentage which such Lender's Facility A Commitment then constitutes of the aggregate Facility A Commitments (or, at any time after the Facility A Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Facility A Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Facility A Revolving Credit Loans then outstanding).

                  "Facility A Commitment Period": the period from and including the Closing Date to but not including the Facility A Termination Date or such earlier date on which the Facility A Commitments shall terminate as provided herein.

                  "Facility A Lender": any Lender having a Facility A
         Commitment.

                  "Facility A Revolving Credit Loans": as defined in Section 2.1(a)(i).

                  "Facility A Revolving Credit Note": as defined in Section 2.1(b).

                  "Facility A Termination Date": the date which is 364 days after the Closing Date, i.e., August 20, 1999 (or, if such date is not a Business Day, the Business Day next preceding such date).

                  "Facility A Tranche": any C/D Tranche, Eurodollar Tranche or Money Market Tranche in respect of Facility A Revolving Credit Loans.

                  "Facility B Commitment": as to any Lender, the obligation of such Lender (if any) to make Facility B Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A, as such amount may be changed from time to time in accordance with the provisions of this Agreement. It is understood and agreed that, on the Closing Date, the "Facility B Commitment" of each "Lender" under the Existing Credit Agreement shall automatically terminate pursuant to Section 2.2(f) of the Existing Credit Agreement (with the Lenders parties hereto that are "Lenders" under the Existing Credit Agreement waiving, pursuant to a Required Lender vote in accordance with Section 10.1 of the Existing Credit Agreement, any advance notice required to be delivered by the Borrower in connection with such termination) and be concurrently replaced by the Facility B Commitment of each Lender as described above.

                  "Facility B Commitment Fee":  as defined in Section 2.5(b).

                  "Facility B Commitment Fee Rate": the applicable percentage per annum set forth below based upon Status on the date of the relevant Facility B Commitment Fee payment:

                           Level I          Level II          Level III         Level IV         Level V
                           Status           Status            Status            Status           Status

                           0.20%            0.20%             0.20%             0.25%            0.30%

                  "Facility B Commitment Percentage": as to any Facility B Lender at any time, the percentage which such Lender's Facility B Commitment then constitutes of the aggregate Facility B Commitments (or, at any time after the Facility B Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Facility B Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Facility B Revolving Credit Loans then outstanding).

                  "Facility B Commitment Period": the period from and including the Closing Date to but not including the Facility B Termination Date or such earlier date on which the Facility B Commitments shall terminate as provided herein.

                  "Facility B Lender": any Lender having a Facility B
         Commitment.

                  "Facility B Revolving Credit Loans": as defined in Section 2.2(a)(i).

                  "Facility B Revolving Credit Note": as defined in Section 2.2(b).

                  "Facility B Termination Date":  August 21, 2001.

                  "Facility B Tranche": any C/D Tranche, Eurodollar Tranche or Money Market Tranche in respect of Facility B Revolving Credit Loans.

                  "FAD": FFO less adjustments for straight line rents and capital expenditures for recurring, non-revenue enhancing capital improvements.

                  "Federal Funds Effective Rate": as defined in the definition of "ABR".

                  "FFO": funds from operations, as calculated based upon the NAREIT definition in effect on the date of said calculation.

                  "Final Date":  as defined in Section 2.11(e).

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 4.1.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Asset Value": as of the last day of any period of two consecutive fiscal quarters of the Borrower, an amount equal to the sum of (a) 2 multiplied by an amount equal to (i) Total Adjusted

         EBITDA (determined for the purpose of this definition without regard to the Income REIT or the Identified Properties) for such period divided by (ii) 0.10, (b) Unrestricted Cash and Cash Equivalents as of such day, (c) in the case of Income REIT, an amount equal to 2 multiplied by (x) the Borrower's Pro Rata Interest in the Income REIT multiplied by (y)(1) the Total Adjusted EBITDA (determined in a manner comparable to that set forth in clause (a) above) of the Income REIT divided by 0.10, minus (2) Indebtedness of the Income REIT on the last day of such period (provided that in no event shall the amount described in this clause (c) exceed 15% of Gross Asset Value) and (d) an amount equal to 75% of the aggregate purchase price paid by the Borrower and its Subsidiaries to acquire each Identified Property with respect to such period (provided that in no event shall the amount described in this clause (d) exceed 20% of Gross Asset Value).

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that, in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Identified Property": with respect to any period of two consecutive fiscal quarters of the Borrower, any Property acquired by the Borrower or any of its Subsidiaries during such period and designated as an "Identified Property" for such period by the Borrower by written notice to the Administrative Agent concurrently with the delivery of any compliance certificate pursuant to Section 6.2(b); provided, that, after giving effect to such designation (and the calculation of Gross Asset Value as a result thereof), the amount described in clause (d) of the definition of Gross Asset Value for such period shall not exceed 20% of such Gross Asset Value.

                  "Income REIT": the stabilized income REIT to be formed by the Borrower in exchange for a less than majority initial equity interest therein, including any of its Subsidiaries, as more specifically described on Schedule 1.1B.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases,
         (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding, in the case of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), and (g) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each calendar month to occur while such Loan is outstanding and the Facility A Termination Date (in the case of Facility A Revolving Credit Loans) or the Facility B Termination Date (in the case of Facility B Revolving Credit Loans), (b) as to any Eurodollar Loan or C/D Rate Loan, the last day of each calendar month to occur while such Loan is outstanding and the last day of the Interest Period with respect thereto and (c) as to any Money Market Loans, the Money Market Loan Maturity Date applicable thereto.

                  "Interest Period":  (a)  with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         and (b) with respect to any C/D Rate Loan:

                           (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a
                  Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) if any Interest Period pertaining to a C/D Rate
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Issuing Lender": Chase, in its capacity as issuer of any Letter of Credit.

                  "Joint Venture": any joint venture, partnership or other minority-owned entity (other than a Subsidiary) in which the Borrower or any of its Subsidiaries owns an interest.

                  L/C Commitment": $25,000,000.

                  "L/C Commitment": with respect to each Letter of Credit, the last day of each March, June, September and December to occur while such Letter of Credit is outstanding and the date on which such Letter of Credit shall expire or be cancelled or fully drawn.

                  "L/C Fee Rate": with respect to each Letter of Credit at any date, the applicable percentage per annum set forth below based upon the Status on such date:

                                 Level I         Level II       Level III        Level IV          Level V
                                 Status           Status          Status          Status           Status

                                  0.45%           0.50%           0.80%            1.00%            1.50%


          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 0.

          "L/C Participants": the collective reference to all the Facility B Lenders other than the Issuing Lender.

          "Lenders":  as defined in the preamble hereto.

          "Letters of Credit":  as defined in Section 0.

          "Lien": any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": this Agreement, any Notes, the Applications and the Subsidiary Guarantee.

          "Loan Parties":  the Borrower and the Subsidiary Guarantors.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party, (c) the ability of the Guarantors, taken as a whole, to perform their respective obligations under the Subsidiary Guarantee or (d) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Money Market Loan Maturity Date": with respect to any Money Market Loan, the maturity date requested by the Borrower in connection therewith (which date shall in no event be later than the earlier of (a) 29 days after the Borrowing Date thereof or (b) the Facility A Termination Date or the Facility B Termination Date, as the case may be).

          "Money Market Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Money Market Rate.

          "Money Market Rate": with respect to any proposed Money Market Loan, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by each Facility A Lender or each Facility B Lender, as the case may be, in its sole discretion, no later than 10:00 A.M., New York City time, two Business Days prior to the requested Borrowing Date (or, in the case of Money Market Loans having a Money Market Loan Maturity Date of six days or less from the relevant Borrowing Date, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by each Facility A Lender or each Facility B Lender, as the case may be, in its sole discretion, no later than one hour after the quote is obtained by the Administrative Agent, which quote shall in no event be obtained later than 12:00 Noon, New York City time, on the relevant Borrowing Date).

          "Money Market Tranche": the collective reference to Money Market Loans having the same Borrowing Date and Money Market Loan Maturity Date.

          "Moody's": Moody's Investors Service, Inc. and its successors.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NAREIT": The National Association of Real Estate Investment Trusts.

          "Non-Excluded Taxes":  as defined in Section 2.12(a).

          "Non-Recourse Indebtedness": Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Borrower and/or any Subsidiary and (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities contained in such documentation, provided that if a claim is made in connection with such indemnities, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

          "Non-U.S. Lender":  as defined in Section 2.12(b).

          "Notes": the collective reference to the Facility A Revolving Credit Notes and the Facility B Revolving Credit Notes.

          "Operations and Maintenance Plan": the Borrower's operations and maintenance plan with respect to environmental matters attached hereto as Exhibit G.

          "Owned Property": (a) each Property wholly owned in fee by the Borrower or any Subsidiary or Joint Venture and (b) each Property ("Groundlease Properties") as to which (i) the improvements are wholly owned in fee by the Borrower or any Subsidiary or Joint Venture and (ii) the land is subject to a valid Qualified Leasehold Interest in favor of the Borrower or such Subsidiary or Joint Venture, provided, that the aggregate Property Net Operating Income in respect of Groundlease Properties included in any calculation of Value of Unencumbered Properties for any period shall not exceed 15% of the aggregate Property Net Operating Income with respect to all Unencumbered Properties for such period.

               As used in this definition:

                         "Qualified Leasehold Interest" means any leasehold interest (i) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (x) such lease may be transferred and/or assigned with the consent of the lessor and (y) such consent shall not be unreasonably withheld or delayed), (ii) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of the Borrower for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause
          (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years, (iii) in which a security interest may be granted without the consent of the lessor and (iv) as to which the lease governing such leasehold interest expressly provides that (x) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default and (y) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease.

          "Participant":  as defined in Section 10.7.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Liens": (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP; (b) mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings; and (c) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Property": each parcel of real property (including the shopping center thereon) owned or operated by the Borrower, any Subsidiary or any Joint Venture.

          "Property Gross Revenues": with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including, without limitation, the following: (a) amounts received under the leases, including, without limitation base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such property, and (e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

          "Property Net Operating Income": with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period; provided that, in the case of Unconsolidated Subsidiaries and Joint Ventures, the foregoing will be excluded to the extent not Distributable, and to the extent Distributable will be included only to the extent of the Borrower's Pro Rata Interest therein.

          "Property Operating Expenses": with respect to any Property, for any period, the sum of (I) all expenses incurred by the Borrower and its Subsidiaries during such period with respect to the ownership, operation, leasing and occupancy of such Property (including expenses payable by any Joint Venture to the extent the Borrower or any of its Subsidiaries is liable therefor), including, without limitation, the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employers' social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense and (k) in the case of any Property owned or operated by a Joint Venture, any obligation of the Borrower or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Joint Venture, (II) a reserve in respect of management fees and expenses equal to 5% of Property Gross Revenues for such period with respect to such Property. The following shall be excluded from Property Operating Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property and (4) any expenditures made for capital improvements and the cost of leasing commissions and (III) an amount equal to 0.25 times the aggregate gross leasable area (measured in square feet) of the shopping center located on such Property as of the last day of such period.

          "Pro Rata Interest": the Borrower's percentage economic equity interest in any Joint Venture or Unconsolidated Subsidiary.

          "Purchasing Lender":  as defined in Section 10.8(a).

          "Rating Agencies": the collective reference to S&P and Moody's.

          "Recourse Secured Indebtedness": all Indebtedness of the Borrower and its Affiliated Entities other than Non- Recourse Indebtedness.

          "Register":  as defined in Section 10.9(a).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 0 for amounts drawn under Letters of Credit.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

          "Required Lenders": at any date, the holders of 66- 2/3% of the aggregate Commitments, or, if the Commitments have been terminated, of the aggregate unpaid principal amount of the Revolving Credit Loans and L/C Obligations.

          "Required Remedial Lenders": at any date, the holders of 51% of the aggregate Commitments.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

          "Revolving Credit Loan": any loan made by any Lender pursuant to this Agreement.

          "S&P": Standard & Poor's Ratings Services and its successors.

          "Significant Subsidiary": at any date of determination, any Subsidiary of the Borrower which at such date owns or operates one or more Properties having an aggregate Equity Value in excess of $10,000,000. For the purposes of this definition, "Equity Value" means:

                    (a) in the case of any Property owned or operated by the Borrower or any of its Subsidiaries on January 1, 1998, (i) 2 multiplied by an amount equal to (x) Property Net Operating Income of such Property for the period of two consecutive fiscal quarters of the Borrower ending June 30, 1998 divided by (y) 0.10 minus (ii) the aggregate outstanding principal amount of any Indebtedness secured by such Property as of the last day of such period; and

                    (b) in the case of any other Property, the aggregate purchase price paid by the Borrower or any of its Subsidiaries in connection with the acquisition of such Property (excluding (i) the principal amount of any Indebtedness secured by such Property and assumed in connection with the acquisition thereof and (ii) if such Property is acquired subject to Indebtedness, the principal amount of such Indebtedness).

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Status": as to the Borrower, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

               As used in this definition:

                    "Level I Status" exists at any date if, at such date, the Borrower has a long-term senior unsecured debt rating of AA- or better by S&P and Aa3 or better by Moody's;

                    "Level II Status" exists at any date if, at such date, Level I Status does not exist and the Borrower has a long-term senior unsecured debt rating of A-or better by S&P and A3 or better by Moody's;

                    "Level III Status" exists at any date if, at such date, neither Level I Status nor Level II Status exists and the Borrower has a long-term senior unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody's;

                    "Level IV Status" exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and the Borrower has a long-term senior unsecured debt rating of BBB-or better by S&P and Baa3 or better by Moody's; and

                    "Level V Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists;

     provided that if S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantee": the Guarantee to be executed and delivered by each Subsidiary of the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary Guarantor": each Subsidiary of the Borrower party to the Subsidiary Guarantee.

          "Total Adjusted EBITDA": for any period of two consecutive fiscal quarters (a "Cash Flow Test Period"), an amount equal to (a) an amount equal to (A) Total EBITDA for such period minus (B) the amount (if any) by which (i) the sum of (x) management fee income of the Borrower and its Affiliated Entities included in Total EBITDA for such period and (y) other income of the Borrower and its Affiliated Entities included in Total EBITDA for such period not attributable to the Properties exceeds (ii) 115% of the sum of (x) management fee income of the Borrower and its Affiliated Entities included in Total EBITDA for the corresponding period of two consecutive fiscal quarters of the Borrower ending on the date which is one year prior to the last day of such Cash Flow Test Period and
     (y) other income of the Borrower and its Affiliated Entities included in Total EBITDA for such corresponding period not attributable to the Properties for such period minus (b) an amount equal to 0.25 times the aggregate gross leasable area (measured in square feet) of the shopping centers located on the Properties as of the last day of such period, adjusted for any non-cash revenue attributable to straight-lining of rents.

          "Total Debt Service": for any period of two consecutive fiscal quarters (a "Debt Service Test Period"), (a) Total Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any Indebtedness which is payable in a single installment at final maturity) required to be made during such period by the Borrower or any of its Affiliated Entities; provided, that, in the case of any Indebtedness which amortizes in annual installments, (i) only 50% of the principal amount of any such annual installment which is payable during any Debt Service Test Period shall be included in Total Debt Service for such Debt Service Test Period and (ii) in the event that no annual installment is payable in respect of a particular item of such Indebtedness during a Debt Service Test Period, but an annual installment in respect of such Indebtedness is payable during the period of two consecutive fiscal quarters commencing immediately after such Debt Service Test Period, 50% of the amount of such annual installment shall nevertheless be included in Total Debt Service for such Debt Service Test Period plus (c) the aggregate amount accrued for such period in respect of cash dividends on preferred stock of the Borrower or any of its Subsidiaries.

          "Total EBITDA": for any period, (a) Adjusted Net Income for such period without giving effect to Total Interest Expense, depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provisions/benefits for income taxes for such period plus (b) the EBITDA (determined in a manner comparable to that set forth in clause (a) above) of Unconsolidated Subsidiaries and Joint Ventures for such period that is Distributable, all determined on a consistent basis for such period; provided in the case of the Income REIT such EBITDA will be included only to the extent of actual cash distributions to the Borrower or any of its consolidated Subsidiaries.

          "Total Indebtedness": as of any date of determination, all Indebtedness of the Borrower and its Affiliated Entities outstanding at such date.

          "Total Interest Expense": for any period, the amount of interest expense of the Borrower and its Affiliated Entities for such period on the aggregate principal amount of their Indebtedness.

          "Total Net Worth": at any date of determination, an amount equal to
     (a) Gross Asset Value as of such date minus (b) Total Indebtedness as of such date.

          "Total Secured Indebtedness": as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the Borrower and its Affiliated Entities outstanding at such date which does not constitute Unsecured Indebtedness and (b) the excess, if any, of (i) the aggregate principal amount of all Unsecured Indebtedness of the Affiliated Entities of the Borrower over (ii) $10,000,000.

          "Total Senior Recourse Indebtedness": as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its Affiliated Entities outstanding at such date other than Non-Recourse Indebtedness (excluding Indebtedness which is contractually subordinated to the Indebtedness of the Borrower and its Affiliated Entities under the Loan Documents on customary terms acceptable to the Administrative Agent.

          "Total Unsecured Interest Expense": for any period, the amount of interest expense (whether accrued, paid or capitalized) of the Borrower and its Affiliated Entities for such period on the aggregate principal amount of their Unsecured Indebtedness.

          "Tranches": the collective reference to Facility A Tranches and Facility B Tranches.

          "Transferee": as defined in Section 10.9(b).

          "Type": as to any Revolving Credit Loan, its nature as an ABR Loan, a Eurodollar Loan, a C/D Rate Loan or a Money Market Loan.

          "Unconsolidated Subsidiary": any Subsidiary of the Borrower which is not a consolidated Subsidiary of the Borrower under GAAP.

          "Unencumbered": with respect to any asset, at any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary or Joint Venture, but excluding Permitted Liens and, in the case of any Qualified Leasehold Interest (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such leasehold interest), (b) is not subject to any agreement (including
     (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Subsidiary or Joint Venture) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon, or convey, sell, lease, transfer or otherwise dispose of, any assets or Capital Stock of the Borrower or any of its Subsidiaries (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by the Borrower and its Subsidiaries) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on any assets or Capital Stock of the Borrower or any of its Subsidiaries, or would entitle any Person to the benefit of any Lien (other than Permitted Liens) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause). For the purposes of this Agreement, any Owned Property of a Subsidiary which is not a Wholly Owned Subsidiary or of a Joint Venture shall not be deemed to be Unencumbered unless both (i) such Property and (ii) all Capital Stock of such Subsidiary or Joint Venture owned by the Borrower or any of its Subsidiaries is Unencumbered.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Unrestricted Cash and Cash Equivalents": at any date of determination, the sum of (a) the aggregate amount of Unrestricted cash then held by the Borrower or any of its consolidated Subsidiaries and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by the Borrower or any of its consolidated Subsidiaries. As used in this definition, "Unrestricted" means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person. It is understood that, for the purposes of this definition, any asset held by the Borrower or any of its Subsidiaries as security for any obligations owing to the Borrower or any of its Subsidiaries by any other Person shall not be deemed to be Unrestricted.

          "Unsecured Indebtedness": all Indebtedness of the Borrower and its Affiliated Entities which is not secured by a Lien on any income, Capital Stock, property or asset of the Borrower or any of its Affiliated Entities.

          "Value of Unencumbered Assets": for any period of two consecutive fiscal quarters, Value of Unencumbered Properties for such period plus Unrestricted Cash and Cash Equivalents as of the last day of such period in excess of $15,000,000.

          "Value of Unencumbered Properties": for any period of two consecutive fiscal quarters, an amount equal to 2 multiplied by (a) the aggregate Property Net Operating Income with respect to the Unencumbered Owned Properties for such period divided by (b) 0.10.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor which is a Wholly Owned Subsidiary of the Borrower.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


       SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES

          2.1 Facility A Commitments. (a) Facility A Revolving Credit Loans.
(i) Subject to the terms and conditions hereof, each Facility A Lender severally agrees to make revolving credit loans ("Facility A Revolving Credit Loans") to the Borrower from time to time during the Facility A Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Facility A Commitment. During the Facility A Commitment Period the Borrower may use the Facility A Commitments by borrowing, prepaying the Facility A Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event shall, at any time, the aggregate outstanding principal amount of Facility A Revolving Credit Loans exceed the aggregate Facility A Commitments then in effect. No borrowing may be made under the Facility A Commitments to the extent there are any Available Facility B Commitments.

          (ii) The Facility A Revolving Credit Loans may from time to time be
(v) Eurodollar Loans, (w) ABR Loans, (x) C/D Rate Loans, (y) Money Market Loans or (z) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.1(d) and 2.4, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan or a C/D Rate Loan after the day that is one month or 30 days, respectively, prior to the Facility A Termination Date.

          (b) Facility A Revolving Credit Notes. The Facility A Revolving Credit Loans made by each Facility A Lender shall be evidenced by a promissory note of the Borrower at the request of such Facility A Lender, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (a

"Facility A Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (i) the amount of the initial Facility A Commitment of such Lender and (ii) the aggregate unpaid principal amount of all Facility A Revolving Credit Loans made by such Lender. Each Facility A Lender is hereby authorized to record the date, Type and amount of each Facility A Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans and C/D Rate Loans, the length of each Interest Period with respect thereto and, in the case of Money Market Loans, the Money Market Loan Maturity Date with respect thereto, on the schedule annexed to and constituting a part of its Facility A Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Facility A Revolving Credit Notes. Each Facility A Revolving Credit Note so requested shall (x) be dated the Closing Date, (y) be stated to have a final maturity on the Facility A Termination Date and (z) provide for the payment of interest in accordance with Section 2.6.

          (c) Repayment of Facility A Revolving Credit Loans. The Borrower shall repay all then outstanding Facility A Revolving Credit Loans on the Facility A Termination Date or such earlier date as the Facility A Commitments shall terminate as provided herein; provided, that each Money Market Loan shall, in any event, be repaid on the Money Market Loan Maturity Date in respect thereof.

          (d) Procedure for Borrowing Facility A Revolving Credit Loans. The Borrower may borrow under the Facility A Commitments during the Facility A Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Facility A Revolving Credit Loans are to be initially Eurodollar Loans or Money Market Loans having a Money Market Loan Maturity Date of more than six days from the relevant Borrowing Date, (ii) two Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially C/D Rate Loans or Money Market Loans having a Money Market Loan Maturity Date of six days or less from the relevant Borrowing Date, or (iii) one Business Day prior to the requested Borrowing Date, otherwise), specifying (w) the amount to be borrowed, (x) the requested Borrowing Date and, in the case of each Money Market Loan, the requested Money Market Loan Maturity Date, (y) whether the borrowing is to be of Eurodollar Loans, ABR Loans, C/D Rate Loans, Money Market Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of Eurodollar Loans or C/D Rate Loans, the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Facility A Commitments shall be in an amount equal to (i) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Facility A Commitments are less than $500,000, such lesser amount) and (ii) in the case of Eurodollar Loans, C/D Rate Loans or Money Market Loans, $3,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 11:00 A.M., New York City time (or in the case of Money Market Loans having a Money Market Loan Maturity Date of six days or less from the relevant Borrowing Date, 3:00 P.M., New York City time), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. In no event may the number of Money Market Loans requested in any calendar month pursuant to this Section 2.1(d), when added to the number of Money Market Loans requested in such calendar month pursuant to Section 2.2(d), exceed four. Excepting any Money Market Loans requested in connection with the first funding on the Closing Date, in no event may the number of Money Market Loans requested in any consecutive twelve months pursuant to this Section 2.1(d), when added to the number of Money Market Loans requested in such calendar month pursuant to
Section 2.2(d), exceed twelve.

          (e) Facility A Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, prepayments, conversions and continuations of Facility A Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Facility A Revolving Credit Loans comprising each Facility A Tranche shall be equal to $3,000,000 or a whole multiple of $100,000 in excess thereof, (ii) no

Lender's share of any Facility A Tranche shall be less than $500,000 and (iii) there shall be no more than five Tranches outstanding at any one time.

          (f) Termination or Reduction of Facility A Commitments. The Borrower shall have the right, upon not less than three Business Days' irrevocable notice to the Administrative Agent, to terminate the Facility A Commitments or, from time to time, to reduce the amount of the Facility A Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Facility A Revolving Credit Loans made on the effective date thereof, (i) the aggregate principal amount of the Facility A Revolving Credit Loans then outstanding would exceed the Facility A Commitments then in effect or (ii) the Available Facility A Commitment of any Lender would be less than zero. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Facility A Commitments then in effect.

          (g) Renewal of Facility A Commitments. If the Borrower desires to extend the Facility A Termination Date, then the Borrower shall notify the Administrative Agent 60 days prior to the Facility A Termination Date then in effect of its desire to extend the Facility A Termination Date for a period of not more than 364 days from the Facility A Termination Date then in effect, whereupon the Administrative Agent shall notify each Facility A Lender of the Borrower's desire to so extend the Facility A Termination Date. The date specified for response by each Facility A Lender to such request for an extension of the Facility A Termination Date shall be no earlier than 30 days prior to the Facility A Termination Date then in effect; provided, however, that failure by a Facility A Lender to respond to such request shall not be construed as a consent by such Facility A Lender to such extension. The decision to extend or not extend shall be made by each Facility A Lender in its sole discretion. Each consent by a Facility A Lender to an extension shall be in writing signed by such Facility A Lender. If each of the Facility A Lenders agrees to an extension, the Facility A Termination Date shall be so extended and, on the Facility A Termination Date in effect prior to giving effect to such extension, the Borrower shall pay to each Facility A Lender an extension fee equal to 0.05% of its Facility A Commitment.

          2.2 Facility B Commitments. (a) Facility B Revolving Credit Loans (i) Subject to the terms and conditions hereof, each Facility B Lender severally agrees to make revolving credit loans ("Facility B Revolving Credit Loans") to the Borrower from time to time during the Facility B Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Facility B Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Facility B Commitment. During the Facility B Commitment Period the Borrower may use the Facility B Commitments by borrowing, prepaying the Facility B Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event shall, at any time, the sum of the Aggregate Outstanding Facility B Revolving Extensions of Credit of all of the Lenders exceed the aggregate Facility B Commitments then in effect.

          (ii) The Facility B Revolving Credit Loans may from time to time be
(v) Eurodollar Loans, (w) ABR Loans, (x) C/D Rate Loans, (y) Money Market Loans or (z) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2(d) and 2.4, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan or a C/D Rate Loan after the day that is one month or 30 days, respectively, prior to the Facility B Termination Date.

          (b) Facility B Revolving Credit Notes. The Facility B Revolving Credit Loans made by each Facility B Lender shall be evidenced by a promissory note of the Borrower at the request of such Facility B Lender, substantially in the form of Exhibit A-2, with appropriate insertions as to payee, date and principal amount (a "Facility B Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (i) the amount of the initial Facility B Commitment of such Lender and (ii) the aggregate unpaid principal amount of all Facility B Revolving Credit Loans made by such Lender. Each Facility B Lender is hereby authorized to record the date, Type and amount of each Facility B Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans and C/D Rate Loans, the length of each Interest Period with respect thereto and, in the case of Money Market Loans, the Money Market Loan Maturity Date with respect thereto, on the schedule annexed to and constituting a part of its Facility B Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Facility B Revolving Credit Notes. Each Facility B

Revolving Credit Note so requested shall (x) be dated the Closing Date, (y) be stated to have a final maturity on the Facility B Termination Date and (z) provide for the payment of interest in accordance with Section 2.6.

          (c) Repayment of Facility B Revolving Credit Loans. The Borrower shall repay all then outstanding Facility B Revolving Credit Loans on the Facility B Termination Date or such earlier date as the Facility B Commitments shall terminate as provided herein; provided, that each Money Market Loan shall, in any event, be repaid on the Money Market Loan Maturity Date in respect thereof.

          (d) Procedure for Borrowing Facility B Revolving Credit Loans. The Borrower may borrow under the Facility B Commitments during the Facility B Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Facility B Revolving Credit Loans are to be initially Eurodollar Loans or Money Market Loans having a Money Market Loan Maturity Date of more than six days from the relevant Borrowing Date, (ii) two Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially C/D Rate Loans or Money Market Loans having a Money Market Loan Maturity Date of six days or less from the relevant Borrowing Date, or (iii) one Business Day prior to the requested Borrowing Date, otherwise), specifying (w) the amount to be borrowed, (x) the requested Borrowing Date and, in the case of each Money Market Loan, the requested Money Market Loan Maturity Date, (y) whether the borrowing is to be of Eurodollar Loans, ABR Loans, C/D Rate Loans, Money Market Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of Eurodollar Loans or C/D Rate Loans, the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Facility B Commitments shall be in an amount equal to (i) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Facility B Commitments are less than $500,000, such lesser amount) and (ii) in the case of Eurodollar Loans, C/D Rate Loans or Money Market Loans, $3,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 11:00 A.M., New York City time (or in the case of Money Market Loans having a Money Market Loan Maturity Date of six days or less from the relevant Borrowing Date, 3:00 P.M., New York City time), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. In no event may the number of Money Market Loans requested in any calendar month pursuant to this Section 2.2(d), when added to the number of Money Market Loans requested in such calendar month pursuant to Section 2.1(d), exceed four. In no event may the number of Money Market Loans requested in any consecutive twelve months pursuant to this Section 2.2(d), when added to the number of Money Market Loans requested in such calendar month pursuant to Section 2.1(d), exceed twelve.

          (e) Facility B Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, prepayments, conversions and continuations of Facility B Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Facility B Revolving Credit Loans comprising each Facility B Tranche shall be equal to $3,000,000 or a whole multiple of $100,000 in excess thereof, (ii) no Lender's share of any Facility B Tranche shall be less than $500,000 and (iii) there shall be no more than five Tranches outstanding at any one time.

          (f) Termination or Reduction of Facility B Commitments. The Borrower shall have the right, upon not less than three Business Days' irrevocable notice to the Administrative Agent, to terminate the Facility B Commitments or, from time to time, to reduce the amount of the Facility B Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Facility B Revolving Credit Loans made on the effective date thereof, (i) the aggregate principal amount of the Facility B Revolving Credit Loans then outstanding, when added to the aggregate L/C Obligations then outstanding, would exceed the Facility B Commitments then in effect or (ii) the Available Facility B Commitment of any Lender would be less than zero. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Facility B Commitments then in effect.

          2.3 Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Credit Loans (subject, in the case of Eurodollar Loans, C/D Rate Loans and Money Market Loans, to compliance with the terms of Sections 2.1(e), 2.2(e) and 2.13), in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, C/D Rate Loans, ABR Loans, Money Market Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that such prepayments shall be applied, first, to the Facility A Revolving Credit Loans and, second, to the Facility B Revolving Credit Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.13. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the aggregate outstanding principal amount of Facility A Revolving Credit Loans or Facility B Revolving Credit Loans, as the case may be).

          2.4 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans or C/D Rate Loans to ABR Loans, and/or to convert Eurodollar Loans or ABR Loans to C/D Rate Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans or C/D Rate Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans or C/D Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of C/D Rate Loans may, subject to the third succeeding sentence, only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If the last day of the then current Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Business Day, such conversion shall be made on the next succeeding Business Day, and during the period from such last day to such succeeding Business Day such Loans shall bear interest as if they were ABR Loans. All or any part of outstanding Eurodollar Loans, ABR Loans and C/D Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Sections 2.1(e) and 2.2(e) would not be contravened and (iii) no Revolving Credit Loan may be converted into a Eurodollar Loan or a C/D Rate Loan after the date that is one month or 30 days, respectively, prior to the Facility A Termination Date (in the case of Facility A Revolving Credit Loans) or the Facility B Termination Date (in the case of Facility B Revolving Credit Loans).

          (b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or C/D Rate Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Sections 2.1(e) and 2.2(e) would be contravened or (iii) after the date that is one month or 30 days, respectively, prior to the Facility A Termination Date (in the case of Facility A Revolving Credit Loans) or the Facility B Termination Date (in the case of Facility B Revolving Credit Loans), and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          2.5 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Facility A Lender a commitment fee (the "Facility A Commitment Fee") for the period from and including the first day of the Facility A Commitment Period to the Facility A Termination Date, computed at the Facility A Commitment Fee Rate on the average daily amount of the Available Facility A Commitment of such Lender during the period for which payment is made (taking into consideration any reductions in the Facility A Commitment of such Lender pursuant to Section 2.1(f) occurring during such period), payable monthly in arrears and on the Facility A Termination Date or such earlier date as the Facility A Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Facility B Lender a commitment fee (the "Facility B Commitment Fee") for the period from and including the first day of the Facility B Commitment Period to the Facility B Termination Date, computed at the Facility B Commitment Fee Rate on the average daily amount of the Available Facility B Commitment of such Lender during the period for which payment is made (taking into consideration any reductions in the Facility B Commitment of such Lender pursuant to Section 2.2(f) occurring during such period), payable monthly in arrears and on the Facility B Termination Date or such earlier date as the Facility B Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

          (c) The Borrower shall pay to the Administrative Agent, for its own account, and, to the extent mutually agreed upon by the Administrative Agent and the Lenders, for the account of the Lenders, the fees in the amounts and on the dates previously agreed to in writing by the Borrower.

          2.6 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) Each C/D Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the C/D Rate determined for such day plus the Applicable Margin.

          (d) Each Money Market Loan shall bear interest at a rate per annum equal to the Money Market Rate applicable thereto plus the Applicable Margin.

          (e) If all or a portion of (i) the principal amount of any Revolving Credit Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise specified in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 2.6 plus 3% or (y) in the case of any overdue principal with respect to Money Market Loans or any overdue interest, commitment fee or other amount, the rate described in Section 2.6(b) plus 3%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

          (f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.6(e) shall be payable from time to time on demand.

          2.7 Computation of Interest and Fees. (a) Commitment fees and interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate, C/D Rate or Money Market Rate. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the ABR or the C/D Assessment Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurodollar Loan or C/D Rate Loan.

          2.8 Inability to Determine Interest Rate; Unavailability of C/D Rate Option. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the C/D Rate for such Interest Period,

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate or the C/D Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period, or

          (c) the Administrative Agent shall have received notice from any Lender that it is unable to fund Revolving Credit Loans hereunder on the basis of the C/D Rate,

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans or C/D Rate Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or C/D Rate Loans, as the case may be, shall be made or continued as such, nor shall the Borrower have the right to convert Revolving Credit Loans to Eurodollar Loans or C/D Rate Loans, as the case may be.

          2.9 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Facility A Lenders hereunder, each payment by the Borrower on account of any Facility A Commitment Fee hereunder and any reduction of the Facility A Commitments of the Facility A Lenders shall be made pro rata according to the respective Facility A Commitment Percentages of the Facility A Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Facility A Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Facility A Revolving Credit Loans then held by the Facility A Lenders. Each borrowing by the Borrower from the Facility B Lenders hereunder, each payment by the Borrower on account of any Facility B Commitment Fee hereunder and any reduction of the Facility B Commitments of the Facility B Lenders shall be made pro rata according to the respective Facility B Commitment Percentages of the Facility B Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Facility B Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Facility B Revolving Credit Loans then held by the Facility B Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.9(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

          2.10 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert C/D Rate Loans or ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

          2.11 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Application or any Eurodollar Loan, C/D Rate Loan or Money Market Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except in each case for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurodollar Rate, the C/D Rate or the Money Market Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, C/D Rate Loans or Money Market Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the application of any Requirement of Law regarding capital adequacy or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's treatment of its Commitments for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) The Borrower agrees to pay to each Lender which requests compensation under this Section 2.11(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

                    (i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

                    (ii) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

                    (iii) a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 2.11(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

          (d) The Borrower agrees to pay to each Lender which requests compensation under this Section 2.11(d) (by notice to the Borrower), on the last day of each Interest Period with respect to any C/D Rate Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "non-personal time deposits" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on C/D Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any C/D Rate Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such C/D Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

                    (i) the principal amount of the C/D Rate Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

                    (ii) the difference between (x) a fraction the numerator of which is the C/D Rate (expressed as a decimal) applicable to such C/D Rate Loan, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

                    (iii) a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 2.11(d) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

          (e) A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.

The agreements in this Section 2.11 shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the "Final Date") until the first anniversary of the Final Date.

          2.12 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non- Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of Section 2.12(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.12(a) shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

          (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing under penalty of perjury that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.12(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.12(b) that such Non-U.S. Lender is not legally able to deliver.

          2.13 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Eurodollar Loans, C/D Rate Loans or Money Market Loans, or in the conversion into or continuation of Eurodollar Loans or C/D Rate Loans, after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of Eurodollar Loans, C/D Rate Loans or Money Market Loans on a day which is not the last day of an Interest Period, or the Money Market Loan Maturity Date, as the case may be, with respect thereto. Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period or the relevant Money Market Loan Maturity Date, as the case may be (or proposed Interest Period or proposed Money Market Loan Maturity Date, as the case may be), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market or other relevant market. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder until the first anniversary of the Final Date.

          2.14 Change of Lending Office. Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10, 2.11 or 2.12 with respect to such Lender or Transferee, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender or Transferee) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.14 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender or Transferee pursuant to Sections 2.10, 2.11 and 2.12.

          2.15 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.11 or 2.12, (b) is affected in the manner described in Section 2.10 and as a result thereof any of the actions described in Section 2.10 is required to be taken or (c) defaults in its obligation to make Revolving Credit Loans hereunder, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Revolving Credit Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under
Section 2.13 if any Eurodollar Loan, C/D Rate Loan or Money Market Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period or the Money Market Loan Maturity Date, as the case may be, relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent and the Issuing Lender, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.8 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.16 Facility B Extension Procedure. On any Business Day which is at least 90 days (but no more than 150 days) prior to the date (the "Renewal Date") which is two years prior to the then current Facility B Termination Date, the Borrower may notify the Administrative Agent in writing of the Borrower's desire to extend the Facility B Termination Date to a date which is the anniversary of such then current Facility B Termination Date, and upon (a) consent in writing given to the Administrative Agent and the Borrower by each Lender on or prior to a date which is thirty days before the applicable Renewal Date and (b) receipt by each Lender of an extension fee to be agreed upon by each Lender, the Facility B Termination Date shall be extended to such requested date. If any Lender does not consent to the extension of the Facility B Termination Date pursuant to this Section 2.16 (which determination shall be made by each Lender in its sole discretion), all of the Facility B Commitments shall terminate on the Facility B Termination Date in effect prior to the request for extension.


                          SECTION 3. LETTERS OF CREDIT

          3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Facility B Lenders set forth in Section 0, agrees to issue letters of credit

("Letters of Credit") for the account of the Borrower on any Business Day during the Facility B Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Facility B Commitment of any Facility B Lender would be less than zero.

          (b) Each Letter of Credit (i) shall be denominated in Dollars, (ii) shall be a standby letter of credit issued to support obligations of the Borrower and its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business and (iii) shall expire no later than the earlier of the first anniversary of the date of issuance thereof or five Business Days prior to the Facility B Termination Date (or, in the case of any Letter of Credit with automatic renewal or evergreen provisions, shall have a final expiration date no later than five Business Days prior to the Facility B Termination Date).

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2. Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

          3.3. Fees and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit at a per annum rate, for each day during the period from the date of issuance of such Letter of Credit to the first date thereafter on which such Letter of Credit shall expire or be cancelled or fully drawn (the "L/C Termination Date"), equal to the L/C Fee Rate in effect on such day, calculated on the basis of a 360-day year, of the aggregate amount available to be drawn under such Letter of Credit on such day. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.10% per annum on the undrawn and unexpired amount of each Letter of Credit. Letter of credit fees and fronting fees pursuant to this paragraph shall be payable quarterly in arrears on each L/C Fee Payment Date to occur while the relevant Letter of Credit is outstanding and shall be nonrefundable.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees received by the Administrative Agent for their respective accounts pursuant to this Section 3.3.

          3.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Facility B Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 0 in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 0 is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5. Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (i) such draft so paid (which reimbursement may be effected through the procedure described in Section 3.5(c)) and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

          (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to
Section 2.2(d) of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6. Obligations Absolute. (a) The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 0 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

          3.9. Subsidiary Account Party. Notwithstanding anything to the contrary in this Agreement, it is understood that (a) Kimco Development of Kettering, Inc., a Wholly Owned Subsidiary Guarantor, rather than the Borrower, shall be the account party with respect to the Letter of Credit identified on
Schedule 3.9, (b) all of the provisions of this Agreement relating to the Letters of Credit shall apply, mutatis mutandis, to such Subsidiary Guarantor in respect of such Letter of Credit and (c) the Borrower shall be jointly and severally liable, unconditionally, for all of the obligations of such Subsidiary Guarantor arising in respect of such Letter of Credit.


           SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement, to make or maintain the Revolving Credit Loans, and to issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          4.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Pricewaterhouse Coopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1998 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 4.1, neither the Borrower nor any of its consolidated Subsidiaries has, at the Closing Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 4.1, during the period from December 31, 1997 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1997.

          4.2 No Change. Since December 31, 1997 (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect and (b) except for regular quarterly dividends, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

          4.3 Corporate Existence; Compliance with Law. (a) The Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and
(iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Each Subsidiary of the Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iv) is in compliance with all Requirements of Law except, in the case of clauses (i), (ii), (iii) or (iv) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder and each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of each Loan Document to which it is a party and, in the case of the Borrower, the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Document. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents and the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property. Each of the Borrower and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to all its other material property.

          4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.12 Federal Regulations. No part of the proceeds of any Revolving Credit Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          4.13 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) equals or exceeds the assets under all such Plans allocable to such benefits.

          4.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

          4.15 Subsidiaries. The corporations listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the Closing Date.

          4.16 Purpose of Loans. The proceeds of the Revolving Credit Loans shall be used by the Borrower for general corporate purposes (excluding commercial paper back-up).

          4.17 Environmental Matters. Each of the following representations and warranties is true and correct on and as of the Closing Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) To the best knowledge of the Borrower, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws.

          (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties.

          (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

          (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

          (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

          4.18 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by June 1, 1999. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for such reprogramming and testing and other reasonably foreseeable consequences above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

          4.19 Insurance. The Borrower and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

          4.20 Condition of Properties. Each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) All of the improvements located on the Properties and the use of said improvements shall comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

          (b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

          (c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Borrower is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties except as set forth and described in Schedule 4.19 attached hereto.

          (d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

          4.21 Benefit of Loans. The Borrower and each Subsidiary are engaged as an integrated corporate group in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations. The Borrower and each Subsidiary require financing on such a basis that funds can be made available to the Borrower and each Subsidiary to the extent required for the continued operation of their integrated activities and each of them expect to derive benefit, directly or indirectly, in return for undertaking their respective obligations under this Agreement and the other Loan Documents, both individually and as members of the integrated group.

          4.22 REIT. The Borrower is an equity-oriented real estate investment trust under Sections 856 through 860 of the Code.

                        SECTION 5. CONDITIONS PRECEDENT

          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

          (a) Agreement; Notes. The Administrative Agent shall have received
     (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) for the account of each Lender who requests one, a Facility A Revolving Credit Note and a Facility B Revolving Credit Note in each case conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

          (b) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, and attaching the documents referred to in Sections 5.1(c) and (d).

          (c) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of each Loan Document to which it is a party and (ii) in the case of the Borrower, the borrowings contemplated hereunder.

          (d) Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower.

          (e) Fees. The Administrative Agent shall have received an extension fee payable for the ratable benefit of the Lenders in the amount previously disclosed to each Lender.

          (f) Approvals. Any governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (g) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Robert
     P. Schulman, Esq., counsel to the Borrower, substantially in the form of Exhibit E.

          (h) Subsidiary Guarantee. The Administrative Agent shall have received the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each Subsidiary of the Borrower, with a counterpart for each Lender.

          (i) Termination of Existing Credit Agreement. The Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been terminated and that any amounts owing thereunder by the Borrower shall have been (or shall upon the occurrence of the Closing Date be) paid in full.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. (i) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date and (ii) the Borrower would be in compliance with each financial covenant set forth in paragraphs (a) through (d) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of such date (provided, that for the purposes of determining such compliance, Gross Asset Value and Value of Unencumbered Properties shall be determined for the most recent period of two consecutive fiscal quarters of the Borrower as to which a compliance certificate has been delivered pursuant to Section 6.2(b)).

          (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, or issuance of a Letter of Credit on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Revolving Credit Loan or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          6.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Pricewaterhouse Coopers, LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender (in the case of clauses (a)-(c) below) or each relevant Lender (in the case of clauses (d)-(e) below)):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a compliance certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit F;

          (c) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within ten days after the same are filed, copies of all financial statements, reports or other documents which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) promptly upon request of any Lender (through the Administrative Agent), copies of any environmental report prepared pursuant to Section 6.8(d); and

          (e) promptly, such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $5,000,000, in each case to the extent the Borrower or the relevant Subsidiary has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

          6.4 Maintenance of Existence, etc. (a) Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to
Section 7.2.

          (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

          6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          6.8 Environmental Laws. (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          (d) Comply in all material respects with the Operations and Maintenance Plan.


                         SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Revolving Credit Loan or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and, in the case of Sections 7.2 through 7.7, shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Covenants.

          (a) Total Indebtedness. Permit, at the last day of any period of two consecutive fiscal quarters of the Borrower, Total Indebtedness as of such day to exceed an amount equal to 55% of Gross Asset Value as of such day.

          (b) Total Secured Indebtedness. Permit, at the last day of any period of two consecutive fiscal quarters of the Borrower, Total Secured Indebtedness as of such day to exceed an amount equal to 25% of Gross Asset Value as of such day.

          (c) Total Net Worth. Permit, at the last day of any fiscal quarter of the Borrower, Total Net Worth as of such day to be less than an amount equal to the sum of (i) $900,000,000 and (ii) 50% of the aggregate proceeds received by the Borrower (net of customary related fees and expenses) in connection with any offering of Capital Stock of the Borrower consummated after the Closing Date.

          (d) Value of Unencumbered Properties. Permit, for any period of two consecutive fiscal quarters of the Borrower, the ratio of (i) Total Senior Recourse Indebtedness as of the last day of such period to (ii) the Value of Unencumbered Assets for such period to exceed 0.55 to 1.0.

          (e) Minimum Unsecured Interest Coverage Ratio. Permit, for any period of two consecutive fiscal quarters of the Borrower, the ratio of Property Net Operating Income for such period to Total Unsecured Interest Expense for such period to be less than 2.5 to 1.0.

          (f) Minimum Total Adjusted EBITDA. Permit, for any period of two consecutive fiscal quarters of the Borrower, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 2.0 to 1.0.

          (g) Limitation on Recourse Secured Indebtedness. Permit, at any time, the aggregate outstanding principal amount of Recourse Secured Indebtedness to exceed $100,000,000.

For the purposes of this Section 7.1, amounts associated solely with Unconsolidated Subsidiaries and Joint Ventures shall be included only to the extent of the Borrower's Pro Rata Interest in the relevant Unconsolidated Subsidiary or Joint Venture.

          7.2 Limitation on Fundamental Changes. Excepting the transactions contemplated in the Confidential Memorandum in connection with the Income REIT,
(a) Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (b) in the case of the Borrower, convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion (determined on a consolidated basis with respect to the Borrower and its Subsidiaries taken as a whole) of the property, business or assets owned or leased by the Borrower (directly or through a Subsidiary or Joint Venture), except that any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiary Guarantors (provided that the Wholly Owned Subsidiary Guarantor(s) shall be the continuing or surviving corporation).

          7.3 Limitation on Restricted Payments. Unless otherwise required in order to maintain the Borrower's status as a real estate investment trust, declare or pay any dividend (other than dividends payable solely in the same class of Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"); provided that, notwithstanding the foregoing, during any period of four consecutive fiscal quarters of the Borrower, the Borrower may pay dividends on its Capital Stock in an aggregate amount not to exceed the greater of (a) an amount equal to the lesser of 90% of FFO for such period and 100% of FAD for such period, and (b) the amount of dividends required to be paid by the Borrower in order to maintain its status as a REIT.

          7.4 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property (collectively, "Investments"), except:

          (a)  Investments in Cash Equivalents;

          (b) Investments in (i) any Property now or hereafter owned or leased by the Borrower or any Subsidiary or (ii) any present or future consolidated Subsidiary of the Borrower engaged principally in the ownership, operation and management of shopping centers;

          (c) (i) Investments by the Borrower in any present or future Wholly Owned Subsidiary Guarantor and (ii) Investments by any Subsidiary in the Borrower or any present or future Wholly Owned Subsidiary Guarantor;

          (d) Investments in the Income REIT, so long as, after giving effect thereto, the Borrower is in pro forma compliance with Section 7.1, as demonstrated by an officer's certificate furnished to the Administrative Agent concurrently with the making of such Investment;

          (e)  Investments made pursuant to Section 7.3; and

          (f) Investments not otherwise permitted by this Section 7.4 so long as, on the date any such Investment is made and after giving effect thereto, the aggregate amount of Investments made pursuant to this clause
     (f) since the Closing Date (valued at cost) shall not exceed 10% of Gross Asset Value as of the last day of the most recently ended period of two consecutive fiscal quarters of the Borrower;

provided, that in no event shall the aggregate amount of Investments made pursuant to this Section 7.4 in any single Property (including Investments in any Subsidiary or Joint Venture owning or operating such Property) exceed $75,000,000.

          7.5 Limitation on Transactions with Affiliates. Excepting the transactions contemplated in the Confidential Memorandum in connection with the Income REIT, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Wholly Owned Subsidiary Guarantor) unless
(a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the Borrower's or such Subsidiary's business and

(ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          7.6 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

          7.7 Limitation on Lines of Business, Issuance of Commercial Paper, Creation of Subsidiaries, Negative Pledges. (a) Fail to continue to engage principally in business of the same general type as now conducted by it (which is the ownership, operation and management of shopping centers and related services).

          (b) Issue any commercial paper in an aggregate principal amount exceeding the aggregate unused and available commitments under any revolving credit facility (other than the Commitments hereunder) entered into by the Borrower and not prohibited by this Agreement. For the purposes of this paragraph, commitments shall be deemed to be available to the extent that, on any date of determination, assuming timely delivery of a borrowing notice by the Borrower, the lender(s) thereunder would be obligated to fund loans pursuant thereto.

          (c) Create or acquire any Subsidiary after the Closing Date unless, no later than the date of the first delivery of financial statements pursuant to Section 6.1(a) or 6.1(b) occurring after such creation or acquisition, such Subsidiary executes a supplement to the Subsidiary Guarantee in form and substance satisfactory to the Administrative Agent pursuant to which such Subsidiary shall become a party to the Subsidiary Guarantee.

          (d) Enter into with any Person, or suffer to exist, any agreement, other than (i) this Agreement and the other Loan Documents or (ii) any agreements governing any purchase money Liens, Financing Leases or mortgage financings not prohibited by this Agreement (in which cases, any prohibition or limitation referred to below shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.


                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6.7(a) or Section 7; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

          (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Notes and any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
     (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

          (f) (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Remedial Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Remedial Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) The Subsidiary Guarantee shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (j) The Borrower shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

          (k) At any time the Borrower and its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which, in the judgment of the Required Remedial Lenders, could reasonably be expected to exceed $20,000,000; provided, that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (k) if (i) such remediation or compliance is being contested by the Borrower or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the Borrower or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Required Remedial Lenders, could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Remedial Lenders, the Administrative Agent may, or upon the request of the Required Remedial Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Remedial Lenders, the Administrative Agent may, or upon the request of the Required Remedial Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

     With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

     Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

              SECTION 9.  THE ADMINISTRATIVE AGENT

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent for such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, liabilities or standard of care shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the Required Remedial Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders or the Required Remedial Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or the Required Remedial Lenders, as the case may be; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Revolving Credit Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Revolving Credit Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Commitments and the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

          9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Revolving Credit Loans made or renewed by it and any Note issued to it, and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders, in which case the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. In addition, in the event that the Administrative Agent, in its capacity as a Lender, shall have assigned all of its outstanding Commitments and Loans to another bank, financial institution or other entity pursuant to Section 10.8, then the Required Lenders may, upon 10 days' notice to the Administrative Agent, replace the Administrative Agent with a successor agent appointed from among the remaining Lenders. Upon approval of any such successor agent by the Borrower, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any

Administrative Agent's resignation or replacement as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10 The Syndication Agent, the Arranger and the Book Manager. Each of the Syndication Agent, the Arranger and the Book Manager in its capacity as such shall have no rights, duties or responsibilities hereunder, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent, the Arranger and the Book Manager in their respective capacities as such.



                           SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 10.1, reduce the percentage specified in the definition of Required Lenders or Required Remedial Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Subsidiaries from the Subsidiary Guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender, or (iv) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as notified to the Administrative Agent pursuant to an administrative questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Borrower:                  Kimco Realty Corporation
                                   3333 New Hyde Park Road, Suite 100
                                   New Hyde Park, New York 11042
                                   Attention: Michael V. Pappagallo
                                   Telecopy: 516-869-9001

    The Administrative Agent:      The Chase Manhattan Bank
                                   380 Madison Avenue, 10th Floor
                                   New York, New York  10017
                                   Attention: Charles Hoagland
                                   Telecopy: 212-622-3395

              with a copy to:      The Chase Manhattan Bank
                                   380 Madison Avenue, 10th Floor
                                   New York, New York  10017
                                   Attention: Investor Relations Group
                                   Telecopy: 212-622-3553

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.1, 2.2, 2.3 or 2.4 shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the extensions of credit hereunder.

          10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to the several Lenders; (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents; and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. The agreements in this Section 10.5 shall survive repayment of the Revolving Credit Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          10.7 Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each, a "Participant") participating interests in any Revolving Credit Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and such Notes, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, any Revolving Credit Loan or Note or any fees payable hereunder, or postpone the date of the final maturity of any Revolving Credit Loan or Note, in each case to the extent subject to such participation. The Borrower agrees that, while an Event of Default shall have occurred and be continuing, if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.10(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 2.12 and 2.13 with respect to its participation in the Commitments and the Revolving Credit Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.12, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Promptly after selling any participation pursuant to this Section 10.7, each Lender shall notify the Administrative Agent in writing of the identity of the Participant and the amount of such participation.

          10.8 Assignments. (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate of any Lender or, with the consent of the Borrower (unless an Event of Default has occurred and is continuing) and the Administrative Agent, which consents in each case shall not be unreasonably withheld, to an additional bank, financial institution or other entity (each, a "Purchasing Lender") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, executed by such Purchasing Lender, such assigning Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, by the Issuing Lender and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that (i) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or such lesser amount as may be consented to by the Administrative Agent (which consent shall not be unreasonably withheld) and
(ii) each such assignment shall be of a uniform, and not a varying, percentage of the assigning Lender's Facility A Commitment and Facility B Commitment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Facility A Commitment and a Facility B Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (b) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, by the Issuing Lender and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $4,000 (which shall not be payable by the Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) promptly after the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon the request of the relevant Lenders shall execute and deliver to the Administrative Agent a new Facility A Revolving Credit Note and Facility B Revolving Credit Note (in exchange for the Facility A Revolving Credit Note and Facility B Revolving Credit Note, if any, of the assigning Lender) in respective amounts equal to the Facility A Commitment and the Facility B Commitment assumed by the relevant Purchasing Lender pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Facility A Commitment and a Facility B Commitment hereunder, a new Facility A Revolving Credit Note and Facility B Revolving Credit Note to the order of the assigning Lender upon such Lender's request in respective amounts equal to the Facility A Commitment and the Facility B Commitment retained by it hereunder. Any such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          10.9 The Register; Disclosure; Pledges to Federal Reserve Banks. (a) The Administrative Agent shall maintain at its address referred to in Section
10.2 copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitments of the Lenders, and the principal amount of the Revolving Credit Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (b) Subject to Section 10.18, the Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (c) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          10.10 Commitment Increases. (a) In the event that the Borrower wishes to increase the aggregate Commitments, it shall notify the Lenders (through the Administrative Agent) of the amount of such proposed increase (such notice, a "Commitment Increase Offer"). Each Commitment Increase Offer shall offer the Lenders the opportunity to participate in the increased Commitments ratably in accordance with their respective Facility A Commitment Percentages and Facility B Commitment Percentages. In the event that any Lender (each, a "Declining Lender") shall fail to accept in writing a Commitment Increase Offer within 10 Business Days after receiving notice thereof, all or any portion of the proposed increase in the Commitments offered to the Declining Lenders (the aggregate of such offered amounts, the "Declined Amount") may instead be allocated to any one or more additional banks, financial institutions or other entities, pursuant to paragraph (b) below and/or to any one or more existing Lenders pursuant to paragraph (c)(ii) below.

          (b) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld), elects to become a party to this Agreement and obtain a Commitment in an amount equal to all or any portion of a Declined Amount shall execute a New Lender Supplement (each, a "New Lender Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit G-1, whereupon such bank, financial institution or other entity (herein called a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1A shall be deemed to be amended to add the name and Commitment of such New Lender.

          (c) Any Lender which (i) accepts a Commitment Increase Offer pursuant to Section 10.10(a) or (ii) with the consent of the Borrower, elects to increase its Commitment by an amount equal to all or any portion of a Declined Amount shall, in each case, execute a Commitment Increase Supplement (each, a "Commitment Increase Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit G-2, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its

Commitment as so increased, and Schedule 1.1A shall be deemed to be amended to so increase the Commitment of such Lender.

          (d) If on the date upon which a bank, financial institution or other entity becomes a New Lender pursuant to Section 10.10(b) or upon which a Lender's Commitment is increased pursuant to Section 10.10(a) or (c) there is an unpaid principal amount of Revolving Credit Loans, the Borrower shall borrow Revolving Credit Loans from such Lender in an amount determined by reference to the amount of each Type of Revolving Credit Loan (and, in the case of Eurodollar Loans, of each Eurodollar Tranche) which would then have been outstanding from such Lender if (i) each such Type or Eurodollar Tranche had been borrowed on the date such bank, financial institution or other entity became a Lender or such Lender's Commitment was increased, as the case may be, in each case after giving effect to such transaction and (ii) the aggregate amount of each such Type or Eurodollar Tranche requested to be so borrowed had been increased to the extent necessary to give effect, with respect to such Lender, to the borrowing allocation provisions of Section 2.1 or 2.2, as applicable. Any Eurodollar Loan borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the Revolving Credit Loans of the other Lenders in the same Eurodollar Tranche or such other rate as shall be acceptable to the relevant Lender.

          (e) Notwithstanding anything to the contrary in this Section 10.10,
(i) in no event shall any transaction effected pursuant to this Section 10.10 cause the aggregate Facility A Commitments to exceed $116,279,070 or the aggregate Facility B Commitments to exceed $133,720,930, (ii) the aggregate amount of any increase in Commitments pursuant to Section 10.10(b) or (c)(ii) shall be limited to the relevant Declined Amount and (iii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

          10.11 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.13 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.14 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.15 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         10.16 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.17 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.19 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section 10.19, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.19, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              KIMCO REALTY CORPORATION


                              By: /s/ Michael
                                  -------------------------------------------
                                  Title: VP/CFO


                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent



                              By: /s/ Robert V. Mathews
                                  -------------------------------------------
                                  Title:



                              By: Vice President
                                  -------------------------------------------
                                  Title:



                              The Lenders:
                              ------------


                              THE CHASE MANHATTAN BANK



                              By: /s/ C.E.
                                  -------------------------------------------
                                  Title: Vice-President

                              THE FIRST NATIONAL BANK OF CHICAGO



                              By: illegible signature
                                  -------------------------------------------
                                  Title: Corporate banking office

                              FIRST UNION NATIONAL BANK



                              By: illegible signature
                                  -------------------------------------------
                                  Title: Vice-President

                              BAYERISCHE LANDESBANK GIROZENTRALE
                              (CAYMAN ISLANDS BRANCH)



                              By: illegible signature
                                  -------------------------------------------
                                  Title: Executive President/General Manager



                              By: illegible signature
                                  -------------------------------------------
                                  Title: First Vice-President

                                   CIBC INC.



                              By: Michael S. Nadler
                                  -------------------------------------------
                                  Title: as agent



                              By:
                                  -------------------------------------------
                                  Title:

                              ERSTE BANK DER OESTERREICHISCHEN
                                 SPARKASSEN AG



                              By: /s/  Paul Judicke
                                  -------------------------------------------
                                  Title: Vice President Erste Bank, New York



                              By: /s/ John S. Runnion
                                  -------------------------------------------
                                  Title: First Vice President

                              FLEET NATIONAL BANK



                              By: /s/ Thomas T. Harold
                                  -------------------------------------------
                                  Title: Vice President

                              PNC BANK, NATIONAL ASSOCIATION



                              By: /s/ Thomas Nastarouz
                                  -------------------------------------------
                                  Title: Vice President

                                   Kimco Realty Corporation Credit Agreement,
                                                  dated as of August 21, 1998
                                                 $215,000,000 Credit Facility





                              BANKERS TRUST COMPANY



                              By: /s/ Alexander B.V. Johnson
                                  -------------------------------------------
                                  Title: Managing Director

                                                                  Schedule 1.1A


                        NAMES AND COMMITMENTS OF LENDERS


I.  FACILITY A
                                                           Facility A Commitment
                                                           ---------------------



THE CHASE MANHATTAN BANK .................................  $    13,953,488.37

THE FIRST NATIONAL BANK OF CHICAGO .......................  $    13,953,488.37

FLEET NATIONAL BANK ......................................  $    13,953,488.37

FIRST UNION NATIONAL BANK ................................  $    11,627,906.98

PNC BANK, NATIONAL ASSOCIATION ...........................  $    11,627,906.98

BANKERS TRUST COMPANY ....................................  $     9,302,325.58

BAYERISCHE LANDESBANK GIROZENTRALE .......................  $     9,302,325.58

CIBC OPPENHEIMER CORP ....................................  $     9,302,325.58

ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG ...........  $     6,976,744.19


                    TOTAL: ...............................  $   100,000,000

II.  FACILITY B
                                                          Facility B Commitment
                                                          ---------------------



THE CHASE MANHATTAN BANK .................................  $    16,046,511.63

THE FIRST NATIONAL BANK OF CHICAGO .......................  $    16,046,511.63

FLEET NATIONAL BANK ......................................  $    16,046,511.63

FIRST UNION NATIONAL BANK ................................  $    13,372,093.02

PNC BANK, NATIONAL ASSOCIATION ...........................  $    13,372,093.02

BANKERS TRUST COMPANY ....................................  $     10,697674.42

BAYERISCHE LANDESBANK GIROZENTRALE .......................  $     10,697674.42

CIBC OPPENHEIMER CORP ....................................  $     10,697674.42

ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG ...........  $     8,023,255.81

                        TOTAL: ...........................  $      115,000,000



                                      -2-